TRUE energy trust

2300, 530 - 8 Avenue S.W.
Calgary, Alberta T2P 3S8
Tel: (403) 266-8670 Fax: (403) 264-8163

June 25, 2008

Park Place Energy Corp.
Suite 300, 840 – 6th Ave. S.W.
Calgary. Alberta
T2P 3E5

Attention: Eric M. Leslie

Re: ***Offer to Purchase***
Twp 33Rge 24 W3M Sections 13 and 23
Kerrobert Area, Saskatchewan

With reference to our recent telephone conversations, True Energy Inc, ("True" or "Purchaser") hereby offers to purchase Park Place Energy Corp. ("Park Place" or "Vendor"), Vendor's entire right, title, estate, and interests under the following terms and conditions:

1. The following terms will have the following meanings

   (a) "Assets" means all of the Vendor's interest in the Lands.

   (b) "Closing Date" means June 27, 2008.

   (c) "Effective Date" means June 1, 2008.

   (d) "Lands" means all petroleum and natural gas rights to the extent that such rights are granted by the Leases in respect to the lands as further described in Schedule "A".

   (e) "Leases" means the Title Documents identified in Schedule "A"

2. The purchase price (the "Purchase Price") for the Assets shall be **Two Hundred and Five Thousand Dollars ($205,000.00) (less the Seventy Four Thousand, Five Hundred and Twenty One Dollars and Eighty Six cents ($74,521.86) for outstanding operating costs of both Park Place Energy Corp. and Patch Energy Inc.)** in Canadian funds payable to Vendor upon the Closing Date.

3. No interest shall be paid on the Purchase Price for the Assets.

4. Vendor, as to Vendor's Interest, shall remain responsible to True for all claims, liabilities, losses, costs (including legal fees) and expenses and, in addition, shall indemnify and save harmless True from and against all claims, liabilities, losses, costs (including legal fees) and expenses, which True may pay, suffer or incur in respect of any matter or thing related to the Assets and accruing prior to the Effective Date, (excluding any and all environmental related claims, liabilities, losses, costs and expenses, which, subject to Clause 5, may be the responsibility of True), provided that Vendor shall only be liable for matters in respect of which True has given Vendor written notice prior to the Closing Date.

5. Vendor warrants that it has not received, nor is it aware of:

   (a) any orders or directives under any statute, law, rule, order or regulation which relates to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets where such orders or directives have not been complied with in all material respects; or

   (b) any demand or notice issued under any statute, law, rule, order or regulation with respect to the breach of any environmental, health or safety law applicable to the Assets, including, without limitation, any statute, law, rule, order or regulation respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding at the date hereof.

6. Provided that Closing occurs, Vendor shall indemnify and save True and its directors, officers, servants, agents and employees harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by True, its directors, officers, servants, agents or employees or which they may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with a breach of this warranty.

7. This offer is subject to the existing rights, encumbrances, burdens and privileges of any third party as more specifically set forth in Schedule "A". Without restricting the generality of the foregoing, said rights, interests and privileges shall include any restrictions on the transfer, sale or assignment of the interests or other pre-emptive rights and the contracts described in Schedule "A".

8. Purchaser shall prepare a formal agreement to effect the transfer of the Assets which agreement shall contain the terms and conditions of the agreement created by Park Place's acceptance of this offer. Purchaser shall prepare the necessary transfers, assignments, notice of assignment agreements, and other ancillary documents to specifically convey the Assets from Vendor to True. It is a condition to the parties' obligations to complete the purchase and sale contemplated herein that the parties execute a formal agreement prepared by True containing terms and conditions satisfactory to both True and Vendor, acting reasonably, including industry standard vendor and purchaser representations and warranties.

9. The rights, benefits and obligations as created herein shall not be assignable or transferable for the period of time up to and including the Closing Date.

10. The subject matter of this offer shall be kept confidential except where disclosure of the offer is required to comply with applicable preemptive rights obligations relating to the Assets or is required to comply with any law, regulation, policy or order applicable to the parties, and in either case the parties shall consult and agree on the content of any disclosure.

TRUE energy inc.

This Offer to Purchase may be accepted by delivering a copy hereof, duly executed to the attention of the undersigned by the close of business on June 26, 2008.

Should you have any questions or concerns, please contact the undersigned at 750-2661.

Yours truly,

True Energy Inc.

Darlene Belland
Contract Landman

Accepted and agreed to this 26 day of JUNE 2008.

Park Place Energy Corp.

Per: ______________________

DAVID JOHNSON, PRESIDENT & CEO
(Name & Title)

TRUE energy inc.

Schedule "A"

This is Schedule "A" attached to and made part of an Offer to Purchase dated the 17th day of June, 2008 between True Energy Inc. and Park Place Energy Corp.

Title Documents	Lands	Vendor's Interest	Encumbrances
Freehold Lease dated May 16, 1980 Lessor: Computershare Trust Company of Canada	Twp 33 Rge 24 W3: Lsds 2, 3, 4, 6, 7, 8, 9, 10, 15, 16 & NW/4 Section 13 PNG to base Viking	12.5% W.I.	17.5% LOR
Freehold Lease dated May 16, 1980 Lessor: Computershare Trust Company of Canada	Twp 33 Rge 24 W3: Lsds 2, 3, 4, 9, 16 Section 23 PNG to base Viking	12.5% W.I.	17.5% LOR

Wells

Well Name	UWI	Vendor's Interest
True AEI Kerrobert 2-13-33-24W3M	141/02-13-033-24-W3/00	12.5%
True AEI Kerrobert 3-13-33-24-W3M	101/03-13-033-24-W3/00	12.5%
True AEI Kerrobert 4-13-33-24W3M	131/04-13-033-24-W3/00	12.5%
True AEI Kerrobert 6-13-33-24-W3M	101/06-13-033-24-W3/00	12.5%
True AEI Kerrobert 7-13-33-24W3M	101/07-13-033-24-W3/00	12.5%
True AEI Kerrobert 8-13-33-24-W3M	111/08-13-033-24-W3/00	12.5%
True AEI Kerrobert 9-13-33-24W3M	101/09-13-033-24-W3/00	12.5%
True AEI Kerrobert 10-13-33-24-W3M	101/10-13-033-24-W3/00	12.5%
True Et Al Kerrobert 11-13-33-24W3M	101/11-13-033-24-W3/00	12.5%
True Et Al Kerrobert 12-13-33-24-W3M	101/12-13-033-24-W3/00	12.5%
True Et Al Kerrobert 13-13-33-24W3M	101/13-13-033-24-W3/00	12.5%
True Et Al Kerrobert 14-13-33-24-W3M	101/14-13-033-24-W3/00	12.5%
True AEI Kerrobert 15-13-33-24W3M	101/15-13-033-24-W3/00	12.5%
True AEI Kerrobert 16-13-33-24-W3M	141/16-13-033-24-W3/00	12.5%
True Et Al Kerrobert 2-23-33-24-W3M	141/02-23-033-24-W3/00	12.5%
True Et Al Kerrobert 3-23-33-24-W3M	101/03-23-033-24-W3/00	12.5%
True Et Al Kerrobert 4-23-33-24-W3M	101/04-23-033-24-W3/00	12.5%
True Et Al Kerrobert 9-23-33-24-W3M	141/09-23-033-24-W3/00	12.5%
True Et Al Kerrobert 16-23-33-24-W3M	141/16-23-033-24-W3/00	12.5%